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                                                                    EXHIBIT 99.3

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                       THE KEVCO PARTNERS INVESTMENT TRUST
                           (A Delaware Business Trust)




                            BUSINESS TRUST AGREEMENT










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                           Dated as of June 28, 1999




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           OWNERSHIP PERCENTAGES ARE SUBJECT TO TRANSFER RESTRICTIONS.


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                            BUSINESS TRUST AGREEMENT


         This Business Trust Agreement (this "Agreement"), is dated as of June 28, 1999, among Wingate Partners II, L.P., a Delaware limited partnership ("Wingate II"), Wingate Affiliates II, L.P., a Delaware limited partnership ("WAII"), Armbuck & Co., a Missouri general partnership ("Armbuck"), HC Crown Corp., a Delaware corporation ("HC Crown"), Limit & Co., a Missouri general partnership ("Limit"), Wallace R. & Alexandra Hawley Revocable Trust dated 7/3/92 ("Hawley"), Callier Investment Company, a Texas general partnership ("Callier"), Jason H. Reed ("Reed" and, together with Wingate II, WAII, Armbuck, HC Crown, Limit, Hawley, and Callier, the "Grantors"), First Union Trust Company, National Association, a national banking association, as trustee (together with any successor trustee appointed pursuant hereto, the "Trustee"), Frederick B. Hegi, Jr., as the manager (together with any successor manager appointed pursuant hereto, the "Manager"), and the persons listed as the unitholders on SCHEDULE I hereto (the "Unitholders").

         WHEREAS, the Grantors and the Trustee desire to establish this Trust (a defined in Section 1.2) for the purpose of (i) holding, liquidating, or disposing of (A) 2,700,000 shares of common stock, par value $0.01 per share (the "Voting Common Stock"), of Kevco, Inc., a Texas corporation (together with its successors, the "Company"), (B) warrants (collectively, the "Nonvoting Warrants") to purchase 675,000 shares, 772,772 shares, and 295,455 shares (collectively, the "Warrant Shares"), respectively, of the Company's nonvoting common stock, par value $0.01 per share (the "Nonvoting Stock"), (C) a note in the principal amount of $17 million issued by the Company (the "Tranche A Note"), and (D) a note in the principal amount of $6.5 million issued by the Company (the "Tranche B Note" and, together with the Tranche A Note, the "Notes", and together with the Voting Common Stock, the Nonvoting Stock, the Nonvoting Warrants, the Tranche A Note, and any capital stock or other securities into which any of the foregoing may hereafter be changed or converted, the "Securities"), and (ii) exercising voting and other rights in respect of the Securities, all in accordance with the terms hereof;

         WHEREAS, concurrently with the execution of this Agreement, the Grantors desire to grant to the Trust all of their right, title, and interest in and to the Voting Common Stock, the Nonvoting Warrants, and the Notes;

         WHEREAS, the Grantors and the Trustee desire that the beneficial interest in the assets of the Trust be divided into percentage interests of beneficial interest in the Trust as provided herein; and

         WHEREAS, the Trust is intended to be classified as a grantor trust for purposes of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (together with any successor statute, the "Code"), and any comparable provisions of state or local law as to which the Unitholders are treated as the owners of the assets and income of the Trust.

         NOW, THEREFORE, the Grantors, the Unitholders, the Manager, and the Trustee hereby declare that all money and property contributed to the Trust shall be held and administered in trust for the benefit of the Unitholders subject to the provisions hereof and further agree as follows:

                                    ARTICLE I
                                  ORGANIZATION

         1.1 Formation. The Grantors and the Trustee hereby agree to form a business trust pursuant to and in accordance with the provisions of the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq., (as amended from time to time, the "Act"). The Trustee shall promptly file, on behalf of the Trust, a Certificate of Trust (the "Certificate") conforming to the Act with the office of the Secretary of State of Delaware. The term of the Trust shall begin upon the filing of the Certificate and shall continue until


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dissolution, liquidation, and termination of the Trust in accordance with
Article X. This Agreement shall constitute the "governing instrument" (as defined in the Act) of the Trust.

         1.2 Name. The name of the trust created hereby is The Kevco Partners Investment Trust (the "Trust"). The Manager may change the name of the Trust from time to time and shall give prompt written notice thereof to the Trustee and each Unitholder. In any such event, the Trustee shall promptly file in the office of the Secretary of State of Delaware an amendment to the Certificate reflecting such change of name.

         1.3 Office. The office of the Trust shall be in the care of the Trustee, addressed to First Union Trust Company, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, Attention: Edward L. Truitt, Jr., or at such other address as the Manager may designate from time to time by notice to the Trustee and the Unitholders.

         1.4 Purpose. The purpose of the Trust shall be (i) to receive, hold, liquidate, dispose of, sell, and exercise voting and other rights in respect of the Securities, and (ii) to engage in such other activities as are permitted hereby or are incidental or ancillary thereto as the Manager may from time to time deem necessary, appropriate, or advisable, all upon the terms and subject to the conditions set forth herein.

         1.5 Appointment of Trustee. Except as otherwise permitted by this Agreement, the number of Trustees shall be one. The Grantors hereby appoint the Trustee as trustee of the Trust to satisfy the requirements of Section 3807 of the Act, effective as of the date hereof, and to have only such rights, powers, and duties as expressly provided to the Trustee under this Agreement. The Trustee acknowledges receipt in trust from the Grantors, as of the date hereof, of (i) 2,700,000 shares of Voting Common Stock, (ii) the Nonvoting Warrants, and
(iii) the Notes.

         1.6 Declaration of Trust. The Trustee hereby declares that it will hold the Securities and any other right, title, and interest of the Trust in and to any property contributed to the Trust by the Unitholders or otherwise acquired by the Trust, including all distributions, payments, and proceeds thereon (collectively, the "Trust Property") in trust for the use and benefit of the Unitholders upon the terms and subject to the conditions hereof.

                                   ARTICLE II
                           CONTRIBUTIONS TO THE TRUST

         2.1 Transfer of Voting Common Stock, Nonvoting Warrants, and Notes. The Grantors hereby grant to the Trust all of their right, title, and interest in and to the Voting Common Stock, the Nonvoting Warrants, and the Notes in exchange for units of beneficial interest in the Trust ("Units"). SCHEDULE I hereto sets forth in respect of each Unitholder, its contribution to the Trust, its number of Units, and its undivided beneficial interest in the Trust ("Ownership Percentage").

         2.2      Capital Contributions.

                  (a) In the event the Manager elects, in his sole discretion, to exercise on behalf of the Trust one or more Nonvoting Warrants, whether in whole or in part, the Manager shall provide each Unitholder with a written notice of such election (the "Exercise Notice") offering each Unitholder an opportunity to make a capital contribution to the Trust for the purpose of paying the Purchase Price (as defined in the Nonvoting Warrants) of any Nonvoting Stock to be issued upon the exercise of such Warrant. Each Exercise Notice shall specify: (i) whether the Nonvoting Warrant is being exercised in whole or in part;
         (ii) if such exercise is in part, the number of shares of Nonvoting Stock to be issued upon such exercise; (iii) the aggregate amount of capital


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         contributions required to pay the Purchase Price; (iv) such
         Unitholder's pro rata share (based on its Ownership Percentage) of such aggregate capital contributions (each Unitholder's share, its "Optional Capital Contribution"); (v) that such Optional Capital Contribution is optional and may be made or not made by such Unitholder in its discretion; (vi) the date on which any such Optional Capital Contribution is required to be made by such Unitholder; and (vii) the account or accounts to which any such Optional Capital Contribution shall be paid. Each Unitholder shall have five business days from the date of such Exercise Notice to provide the Manager with written notice of its election ("Unitholder Notice") as to whether or not it desires to make its Optional Capital Contribution. In the event any Unitholder fails to timely provide the Manager with its Unitholder Notice, such Unitholder shall be deemed to have declined to make its Optional Capital Contribution.

                  (b) In the event less than all of the Unitholders elect to make their respective Optional Capital Contributions, the participating Unitholders may, in addition to their respective Optional Capital Contributions, make additional capital contributions (each, an "Additional Capital Contribution" and, together with the Optional Capital Contributions, the "Capital Contributions") on a pro rata basis based upon their Ownership Percentages (excluding any non-participating Unitholder) in an aggregate amount equal to the sum of all Optional Capital Contributions not made by any non-participating Unitholders.

                  (c) All Capital Contributions shall be paid on or before the date specified in the Exercise Notice, or, in the case of Additional Capital Contributions only, such later date as may be selected by the Manager. All Capital Contributions shall made by wire transfer of immediately available funds to the account or accounts specified in the Exercise Notice, and shall be deemed paid on the date received by the Trust.

                  (d) Concurrently with the payment of any Optional or Additional Capital Contribution by a Unitholder, such Unitholder shall deliver its Trust Certificates (as defined in Section 3.1) to the Manager. Promptly upon the receipt by the Manager of such Unitholder's Trust Certificates, the Manager shall (i) record on the register of the Trust the number of Units held by such Unitholder and its Ownership Percentage after giving effect to such Optional or Additional Capital Contributions and (ii) shall register and issue, execute, and deliver to such Unitholder a new Trust Certificate evidencing such Units. The Manager shall also revise SCHEDULE I hereto to reflect any Capital Contributions made or not made by the Unitholders or any corresponding adjustments to their respective Ownership Percentages (including the reduction, if any, of the Ownership Percentage of any non-participating Unitholder).

         2.3 Title to Trust Property. Legal title to all Trust Property shall be vested at all times in the name of the Trust, except where applicable law in any jurisdiction requires title to any part of Trust Property to be vested in the Trustee. No Unitholder shall have legal title to, or any interest in, any specific Trust Property. Instead, each Unitholder shall have an undivided beneficial interest in the Trust.

                                   ARTICLE III
                    TRUST CERTIFICATES AND TRANSFER OF UNITS

         3.1 Trust Certificates. As of the date hereof, the Manager shall issue and deliver or cause to be issued and delivered to each Unitholder a certificate in the name of such Unitholder evidencing the number of Units held by such Unitholder (each, a "Trust Certificate"). Each Trust Certificate shall be (i) dated the date of issuance and (ii) executed by manual or facsimile signature by the Manager. In the event any Unitholder makes a Capital Contribution such Unitholder shall deliver its Trust Certificates to the Manager in accordance with Section 2.2(d) and, promptly upon its receipt of such Trust Certificate,


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the Manager shall issue in accordance with Section 2.2(d) to such Unitholder a new Trust Certificate evidencing the number of Units held by such Unitholder after giving effect to such Capital Contribution.

         3.2 Registration of Trust Certificates. The Manager shall maintain at its office, or at the office of any agent appointed by him, a register for the registration and Transfer (as defined in Section 3.4) of Trust Certificates and the number of Units represented by each Trust Certificate.

         3.3 Lost, Stolen, Destroyed, or Mutilated Trust Certificates. If (i) any mutilated Trust Certificate is surrendered to the Manager, or (ii) the Manager receives evidence to his satisfaction that any Trust Certificate has been lost, stolen, or destroyed and upon proof of ownership satisfactory to the Manager and the Trust, together with such security or indemnity as may be requested by the Manager to save him harmless, the Manager shall execute and deliver a new Trust Certificate for the same number of Units as the Trust Certificate so mutilated, lost, stolen, or destroyed of like tenor and bearing a different issue number, with such notations, if any, as the Manager shall determine.

         3.4 No Transfers Without Consent. No Unitholder may assign, sell, dispose of, exchange, convey, gift, or otherwise transfer or pledge, hypothecate, mortgage, or otherwise encumber, whether voluntarily, involuntarily, by operation of law, or otherwise, any Unit or any right, title, or interest therein or thereto (collectively, "Transfer") without the prior written consent of a majority in interest of the Unitholders.

         3.5 Death, Bankruptcy, etc. of a Unitholder. In the event of the death, incompetence, insolvency, bankruptcy, dissolution, liquidation, or termination of a Unitholder: (i) the Trust shall not be dissolved or terminated and the Trust and its affairs shall continue until the dissolution, liquidation, and termination thereof in accordance with Article X; (ii) such affected Unitholder shall thereupon cease to be a Unitholder and, except as provided in Section 3.4, no officer, partner, beneficiary, creditor, trustee, receiver, fiduciary, or other legal representative and no estate or other successor in interest of such affected Unitholder (whether by operation of law or otherwise) shall become or be deemed to become a Unitholder; (iii) the Units of such affected Unitholder shall not be subject to redemption in whole or in part prior to the dissolution, liquidation, and termination of the Trust; (iv) the estate or other successor in interest of such affected Unitholder shall be deemed a transferee of, and shall be subject to all of the obligations in respect of, the Units of such affected Unitholder as of the date of the applicable event; and (v) the legal representative or successor in interest having lawful ownership of the Units shall have the right to receive notices, reports, and distributions, if any, to the same extent as would have been available to such affected Unitholder.

         3.6 Issuance of New Trust Certificates Upon Transfer. Subject to
Section 3.4, promptly upon the receipt by the Manager of the transferor's Trust Certificate, the Manager shall record on the register of the Trust the name of the transferee as a Unitholder, the number of Units held by the transferee, and its Ownership Percentage and shall register and issue, execute, and deliver to such Unitholder a Trust Certificate evidencing such Units. In the event a transferor Transfers (in accordance with the terms of this Agreement) only a portion of its Units, the Manager shall register and issue to such transferor a new Trust Certificate evidencing the number of Units then held by the transferor. Subsequent to a Transfer and upon the issuance of one or more new Trust Certificates, the Manager shall cancel the Trust Certificate surrendered to it in connection with such Transfer. The Manager may treat the registered holder of any Trust Certificate as shown on the register of the Trust as the sole owner of the Units evidenced by such Trust Certificate. No fractional Units shall be created by the Transfer of Units.


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                                   ARTICLE IV
                           CONCERNING THE UNITHOLDERS

         4.1 Authority of Unitholders. No Unitholder shall (i) participate in the administration, control, or direction of the Trust or its affairs or have the power to act for or on behalf of or to bind the Trust, such powers, to the extent expressly set forth herein, being vested exclusively in the Manager or the Trustee, as the case may be, or (ii) have the right to (A) vote, take part in, or consent to any corporate or shareholders' action in respect of the Company or any of its subsidiaries, (B) request that the Manager or the Trust sell, transfer, assign, or otherwise dispose of, or refrain from selling, transferring, assigning, or otherwise disposing of, any Securities, or (C) request that the Manager or the Trust exercise or refrain from exercising any voting or other rights in respect of the Securities.

         4.2 Compliance with the Code. Each Unitholder shall (i) comply with the applicable provisions of the Code and the regulations promulgated by the Department of the Treasury thereunder (the "Treasury Regulations") in the manner necessary to effect the intention of the parties that the Trust be treated as a grantor trust pursuant to Sections 671 through 679 of the Code (and any comparable provisions of state or local law) for tax purposes as to which the Unitholders are treated as the owners of the assets and income of the Trust in proportion to their respective Ownership Percentages, and that the Trust be accorded such treatment until dissolution, liquidation, and termination of the Trust in accordance with Article X, and (ii) take any action required by the Code or the Treasury Regulations in order to maintain the classification of the Trust as a grantor trust for federal income tax purposes.

         4.3 Voting Rights; Meetings; Action or Consent of Unitholders. Except as otherwise expressly provided in this Agreement or required by applicable law, the Unitholders shall have no voting rights whatsoever. On any matter which, pursuant to the express provisions of this Agreement or applicable law, is the proper subject of a vote by the Unitholders, each Unitholder entitled to vote shall be entitled to cast one vote (or fraction thereof) for each Unit (or fraction thereof) which it holds. The exercise by the Unitholders of any of their voting and other rights pursuant to and in accordance with this Agreement shall not constitute participation in the administration, control, or direction of the Trust or its affairs. No meeting of the Unitholders shall be required; provided, however, that if the Manager desires to call a meeting of the Unitholders, he shall provide via facsimile each Unitholder with at least 24 hours' written notice of such meeting. If any action or consent of the Unitholders is required, it may be effected by a majority in interest of the Unitholders unless a greater percentage is expressly required by the terms of this Agreement.

         4.4 Liability of Unitholders; Indemnification. The Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Unitholders shall not be liable for any liabilities or obligations of the Trust, including any liability under Article
VIII. If any Unitholder (in its capacity as such) is made a party to any action, suit, or proceeding to enforce any such liability, it shall not, on account thereof, be held to any personal liability. To the fullest extent permitted by law, the Trust shall indemnify and hold harmless each Unitholder from and against any claim, loss, damage, liability, and expense (including reasonable attorneys' fees, court costs, and costs of investigation and appeal) to which such Unitholder may become subject by reason of its being or having been a Unitholder, and shall upon the request of such Unitholder, advance or promptly reimburse such Unitholder's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees.


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                                    ARTICLE V
                          DISTRIBUTIONS AND ALLOCATIONS

         5.1 Distributions. All distributions of cash or other property of the Trust shall be made to the Unitholders, pro rata, in accordance with their respective Ownership Percentages immediately prior to such distribution. All cash of the Trust (including, any cash received from the sale of Securities and excluding cash resulting from capital contributions) shall be distributed to the Unitholders promptly following receipt, less such amounts that the Manager reasonably deems necessary to meet any accrued or foreseeable expenses, expenditures, liabilities, or other obligations of the Trust. Trust Property other than cash shall not be distributed prior to the Dissolution Triggering Date (as defined in Section 10.1). As promptly as practicable after the Dissolution Triggering Date, the Fair Market Value (as defined below) of all Trust Property other than cash shall be determined, and following the completion of such valuation, such non-cash Trust Property and any cash shall be distributed, after compliance with Section 3808 of the Act as required by
Section 10.2, to the Unitholders in accordance with the formula set forth in the first sentence of this Section 5.1. For purposes of this Section 5.1, the term "Fair Market Value" means in respect of any non-cash Trust Property in the form of securities (i) the average of the last sales price for any such securities for the ten trading days immediately preceding the date of valuation if such securities are listed on a national securities exchange, (ii) the average of the mean between the closing bid and asked quotations in the over-the-counter market for the ten trading days immediately preceding the date of valuation if such securities are not listed on a national securities exchange but are traded in an over-the-counter market, and (iii) the value determined by a nationally recognized investment banking firm selected by the Liquidator (as defined in Section 10.2) based upon such factors as such investment banking firm deems appropriate; provided, however, that in the event any such securities require the payment of an exercise price or similar payment, such payment shall reduce on a dollar-for-dollar basis the Fair Market Value thereof. The determination of any such investment banking firm shall be final and conclusive and all fees and expenses of any such investment banking firm shall be borne by the Trust.

         5.2 Tax Allocations. For United States federal income tax purposes, allocations of items of income, gain, loss, deduction, expense, and credit for each fiscal year of the Trust shall be allocated to the Unitholders in accordance with their respective Ownership Percentages.

         5.3 Method of Payment. All cash amounts payable to any Unitholder pursuant to this Agreement shall be paid by the Trust to such Unitholder or a nominee therefor by check payable to such Unitholder, mailed first class to the address of such Unitholder appearing on the register of the Trust.

         5.4 No Segregation of Funds; No Interest. Funds received by the Trustee or the Manager hereunder need not be segregated in any manner except to the extent required by applicable law and may be deposited under such general conditions as may be prescribed by law, and neither the Trustee nor the Manager shall be liable for any interest thereon.

                                   ARTICLE VI
                             CONCERNING THE MANAGER

         6.1 Administration of the Trust. The Trustee hereby delegates to the Manager the responsibility for the general administration and direction of the Trust and its affairs as may be necessary to assure that the Trust's affairs conform to the terms of this Agreement. The Manager is hereby authorized to take all actions required, permitted, or appropriate in his administration of the Trust to be taken by him pursuant to the terms of this Agreement and the Act. The Manager shall at all times discharge (or cause to be discharged) his responsibilities pursuant to the terms hereof and otherwise administer the Trust in the interest of the Unitholders.


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         6.2 Specific Authority. In addition to the other rights, duties, and authority of the Manager expressly stated elsewhere in this Agreement and without limiting the generality of Section 6.1, the Manager:

                  (a) shall, as to all Securities held by the Trust, possess and be entitled to exercise all rights of the holders of the Securities of every kind, including (i) the right to vote (either in person or by proxy) for election or removal of directors and all other matters as may be voted upon by the holders of the Securities, including the right to vote as to any merger, consolidation, or disposition of assets involving the Company, (ii) the right to exercise any rights in respect to the Warrants or the Nonvoting Warrants, (iii) the right to sell, transfer, assign, or otherwise dispose of all or any portion of the Securities, and (iv) the right to provide the Trustee with written instructions in respect of any of the foregoing;

                  (b) may be a director or officer of the Company or any of its subsidiaries and may vote all of the Securities in favor of his election as director of the Company;

                  (c) may vote for or otherwise approve any agreement or other arrangement between the Company and any affiliate of the Manager;

                  (d) may, with the prior written consent of a majority in interest of the Unitholders, enter into, execute, deliver, and perform any agreement, on behalf of and in the name of the Trust;

                  (e) may retain any or all assets that constitute a part of the Trust Property, cause legal title to Trust Property to be held in the name of the Trust, and invest or reinvest funds of the Trust and cause such investment or any part thereof to be registered and held in the name of the Trust;

                  (f) may, with the prior written consent of a majority in interest of the Unitholders, initiate, prosecute, defend, supervise, direct, compromise, or settle any claim, demand, action, suit, or proceeding relating to the Trust or this Agreement, and, in connection therewith, retain and employ such agents or professionals (including professionals who are affiliates of the Manager) and confer upon them such authority as a majority in interest of the Unitholders may deem necessary, appropriate, or advisable, and pay reasonable compensation therefor from the assets of the Trust (provided, that the Manager shall not be required to take any such action, unless he shall have sufficient Trust funds on hand therefor or unless he shall have been indemnified to his satisfaction against all expenses and liabilities to which he may, in his judgment, be subjected to by any such action);

                  (g) shall keep the Trustee reasonably informed of any actions of the Manager or other events (of which the Manager has actual knowledge) that affect the rights, duties, or liabilities of the Trustee; and

                  (h) shall have the power to establish such classes or series of Units as the Manager may determine is necessary, appropriate, or advisable in his sole discretion.

         6.3 Limitations on Authority. Notwithstanding any other provision of this Agreement to the contrary, the Manager shall not (i) on behalf of the Trust or the Unitholders, enter into or engage in any trade or business, and no Trust Property shall be used or disposed of by the Manager in furtherance of any trade or business or (ii) be entitled to undertake any act or exercise any discretion that would cause the Trust to fail to be classified as a "trust" pursuant to
Section 7701 of the Code.


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         6.4 No Duties Except as Specified Herein. The Manager shall not have any duty or obligation in respect of the Trust, its affairs, or any Trust Property or to otherwise take or refrain from taking any action under or in connection with this Agreement or any document contemplated hereby to which the Manager is a party, except as expressly provided by the terms of this Agreement and no implied duties or obligations shall be read into this Agreement against the Manager.

         6.5 Time Commitment. Subject to Section 6.6, the Manager shall devote such time, effort, and attention as may be reasonably necessary to administer the affairs of the Trust; provided, however, that the Manager shall not be expected to devote his full time, effort, or attention to the Trust.

         6.6 Delegation. The Manager may delegate any or all of his rights, powers, and authority under this Agreement to such persons as the Manager may determine from time to time. In addition, the Manager may appoint, employ, or contract with such persons as the Manager may deem necessary, desirable, or appropriate for the administration of the affairs of the Trust.

         6.7 Removal of the Manager. The Manager may be removed at any time with or without cause by the consent or vote of a majority in interest of the Unitholders; provided, however, that the Manager shall only be removed after the appointment of a successor Manager who (i) is appointed by the consent or vote of a majority in interest of the Unitholders and (ii) agrees to be bound by the terms of this Agreement.

         6.8 Resignation of the Manager. The Manager may resign at any time without cause by giving at least 60 days' prior written notice to the Trustee and each Unitholder.

         6.9 Compensation; Reimbursement. The Manager shall not be entitled to any compensation for serving as Manager; provided, however, the Manager shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with the performance of his duties hereunder, including fees and expenses of professionals.

         6.10 Release of Liens. The Manager shall, at his sole cost and expense, promptly take all action as may be necessary to discharge any lien on any Trust Property that results from claims against the Manager personally and that is not related to the administration of Trust Property.

         6.11 Other Activities. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of the Manager or his affiliates to engage in or derive profit or compensation from any other activities or investments, nor give any Unitholder any right to participate or share in such other activities or investments or any profit or compensation derived therefrom.

                                   ARTICLE VII
                             CONCERNING THE TRUSTEE

         7.1 Acceptance of Trust. The Trustee hereby accepts the Trust and agrees to perform its duties hereunder but only upon the terms hereof.

         7.2 Limitations on Authority. The Trustee shall take no action for, on behalf of, or in the name of the Trust except for such actions as are expressly authorized by this Agreement or are in accordance with the written instructions of the Manager given pursuant to the terms hereof. The Trustee shall (i) have no authority, duties, or liabilities, except as expressly set forth in Section 7.3 or in any written instructions of the Manager given pursuant to the terms hereof, (ii) have no implied authority or duties in respect of the affairs of the Trust, and (iii) have no power, right, or authority to undertake any act


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or exercise any discretion that would cause the Trust to fail to be classified as a "trust" under Section 7701 of the Code.

         7.3 Duties of Trustee. The sole duties of the Trustee in respect of the Trust and its affairs shall be: (i) to execute, deliver, acknowledge, and file the Certificate and any amendments thereto required to be filed pursuant to applicable law, (ii) to execute amendments to this Agreement, (iii) to execute, deliver, acknowledge, and file any certificate of cancellation required to be filed pursuant to applicable law, (iv) to comply in all material respects with any written instructions of the Manager given pursuant to the terms hereof, (v) to take any action required to be taken by the Trustee under Section 7.7, (vi) to take such actions, if any, as may be required to be taken by the Trustee under Section 11.3(b), and (vii) to provide the Manager with prompt written notice of its performance of any of the foregoing duties.

         7.4 No Duties Except as Specified Herein. The Trustee shall not have any duty or obligation in respect of the Trust, its affairs, or any Trust Property, or otherwise to take or refrain from taking any action under or in connection with this Agreement or any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Agreement or are in accordance with the written instructions of the Manager given pursuant to the terms hereof, and no implied duties or obligations shall be read into this Agreement against the Trustee.

         7.5 Capacity. Except as expressly provided in Section 8.2, in accepting the Trust, the Trustee acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement shall look solely to the Trust Property for payment or satisfaction thereof.

         7.6 Compensation and Expenses. The Trustee will receive compensation in accordance with the fee arrangement between the Trustee and the Trust. In addition, the Trustee shall be entitled to reimbursement for any and all reasonable out-of-pocket expenses including, reasonable fees and expenses of counsel and any filing fees incurred in connection with the performance of its duties under Section 7.3.

         7.7 Release of Liens. The Trustee shall, at its sole cost and expense, promptly take all action as may be necessary to discharge any lien on any Trust Property that results from claims against the Trustee personally and that is not related to the ownership or administration of Trust Property.

                                  ARTICLE VIII
                         EXCULPATION AND INDEMNIFICATION

         8.1 Exculpation. Neither the Trustee nor the Manager shall be liable, responsible, or accountable in damages or otherwise to the Trust, any Unitholder, or any third person by reason of, arising from, or relating to this Agreement, the administration of Trust Property, or any action taken or failure to act on behalf of the Trust, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the fraud, gross negligence, willful misconduct, or bad faith of the person claiming exculpation.

         8.2 Indemnification of Trustee and Manager. To the fullest extent permitted by applicable law, the Trust shall indemnify the Trustee, the Manager, and their respective Delagatees, successors, assigns, agents, and servants from and against any claim, loss, damage, liability, tax, or expense (including reasonable attorneys' fees, court costs, and costs of investigation and appeal) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such indemnitee by reason of, arising from, or relating to this Agreement, the administration of Trust Property, or any action taken or failure to act on behalf of the Trust, except to the extent any of the foregoing is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the fraud, gross negligence, willful misconduct, or bad faith of the person claiming indemnification. Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Trust shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees; provided, however, that such indemnitee shall, as a condition of such indemnitee's right to receive such advances and reimbursements, undertake in writing to promptly repay the Trust for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 8.2. The written undertaking provided for in the preceding sentence shall not be secured and the financial ability of such indemnitee to repay an advance shall not be a prerequisite to the making of such advance. The rights conferred by this Section 8.2 shall not be exclusive of any other right that any person may have or hereafter acquire under any law, agreement, or otherwise. The provisions of this Section 8.2 shall survive the termination of this Agreement.

         8.3 Limitation of Liability. Neither the Trustee nor the Manager shall be personally liable for: (i) the validity or sufficiency of this Agreement, the due execution hereof by the Grantors or the Unitholders, the form, validity, value, or sufficiency of the Trust Property, or the validity and sufficiency of any Trust Certificate; (ii) its good faith reliance on the provisions of this Agreement and any other related agreements, certificates, instruments, or other documents; and (iii) any representation, warranty, covenant, indebtedness, or other liability or obligation of the Trust. The Manager shall not be personally liable for any error of judgment made in good faith by any person to whom the Manager has reasonably and in good faith delegated any of his day-to-day duties in administering the Trust. The Trustee shall have no liability for the acts or omissions of the Manager and the Manager shall have no liability for the acts or omissions of the Trustee. No provision of this Agreement shall require either the Trustee or the Manager to take any action, expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights, powers, or duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such action, risk, or liability is not reasonably assured or provided to it.

         8.4 Reliance. The Trustee, the Manager, and any other person to whom the Trustee or the Manager has delegated its duties in administering the Trust (each, a "Delegatee"), shall incur no liability to any person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper person or persons. The Trustee, the Manager, and any Delegatee may accept a certified copy of a resolution or certificate of the board of directors, general partner, or other governing body of any person who is not an individual as conclusive evidence that such resolution or certificate has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee, the Manager, and any Delegatee may for all purposes hereof rely on a certificate, signed by any officer, general partner, manager, trustee, or other person reasonably believed to have similar authority of the relevant person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee, the Manager, and any Delegatee for any action taken or omitted to be taken by them in good faith in reliance thereon.

         8.5 Advice of Counsel. In the administration of the Trust and in the performance of its duties and obligations under this Agreement, each of the Trustee, the Manager, and any Delegatee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee, Manager, and any Delegatee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee, Manager, or any Delegatee reasonably and in good faith; and (ii) may, at the expense of the Trust, consult with counsel, accountants, and other skilled persons to be selected in good faith and employed by it, and the Trustee, Manager, and any Delegatee shall not be liable for anything done, suffered, or omitted reasonably and in good faith by them in accordance with the advice or opinion of any such counsel, accountants, or other skilled persons.

                                   ARTICLE IX
                           ACCOUNTING AND TAX MATTERS

         9.1 Books of Account; Reports. The Manager shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Trust's affairs as are usually entered into records and books of account that are maintained by persons conducting affairs of like character. Except as otherwise expressly provided in this Agreement, such books and records shall be maintained in accordance with the basis utilized in preparing the Trust's United States federal income tax returns, which returns, if allowed by applicable law, may in the discretion of the Manager be prepared on either a cash basis or accrual basis. As soon as practicable after the end of each fiscal year, the Manager shall deliver or cause to be delivered to each Unitholder a copy of the annual financial statement of the Trust for such fiscal year.

         9.2 Fiscal Year. The fiscal year of the Trust shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Trust shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

         9.3 Tax Status of the Trust. The Trust is intended to be treated, and shall be construed, as a trust pursuant to Section 301.7701-4 of the Treasury Regulations and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Code owned by each Unitholder as grantor in proportion to its respective Ownership Percentage.

         9.4 Tax Returns. In accordance with Section 1.671-4(a) of the Treasury Regulations, the Manager shall prepare and file or cause to be prepared and filed annual information tax returns (Form 1041) with the Internal Revenue Service or any successor thereto; provided, however, that items of income, deduction, and credit attributable to the Trust will not be reported on the Form 1041. Instead, the Manager will attach to the Form 1041 a separate statement showing the items of income, deduction, and credit attributable to the Trust and detailing the allocation of such items to the Unitholders. As soon as practicable after the end of each calendar year (and within the time required by applicable law), the Manager shall cause to be prepared and mailed to each Unitholder such information in respect of the Trust as shall be reasonably necessary for such Unitholder to complete and file its federal, state, and local income and other tax returns.

         9.5 Withholding. Notwithstanding any other provision of this Agreement to the contrary, the Manager may from time to time withhold from any distribution from the Trust to any person such amounts as may be sufficient to pay any tax or other charge under any federal, state, or local tax law that has been or may be imposed on such person or upon the Trust in respect of any such distribution.

                                    ARTICLE X
                           DISSOLUTION AND TERMINATION

         10.1 Dissolution. The Trust shall dissolve upon the first to occur of the following events:

                  (a) the election of the Manager to dissolve the Trust;

                  (b) the sale or other final disposition by the Manager of all or substantially all of the assets of the Trust;

                  (c) the election by a majority in interest of the Unitholders to dissolve the Trust;

                  (d) the bankruptcy, dissolution, death, incapacity, resignation, or removal of the Manager, unless within 30 days of the occurrence of any such event a majority in interest of the Unitholders agree in writing to continue the affairs of the Trust and to the appointment, effective as of the date of such event, of a successor Manager;

                  (e) the bankruptcy, dissolution, termination, resignation, or removal of the Trustee, unless a successor Trustee is appointed in accordance with Section 11.3;

                  (f) the bankruptcy, dissolution, or termination of Wingate II (or any transferee of all of Wingate II's Units), unless within 10 days of the occurrence of any such event the remaining Unitholders unanimously agree in writing to continue the affairs of the Trust; or

                  (g) the final, nonappealable judgment of a court of competent jurisdiction that the Trust be dissolved (the date on which the first to occur of the events set forth in clauses (a) through (g) of this
         Section 10.1 being the "Dissolution Triggering Date").

         10.2 Accounting on Dissolution. From and after the Dissolution Triggering Date, the Manager shall act as liquidator of the Trust (the "Liquidator") unless the Trust is dissolved pursuant to Section 10.1(d) or the Manager is otherwise unwilling to act as Liquidator, in which case the Liquidator shall be appointed by a majority in interest of the Unitholders. On the Dissolution Triggering Date the books of the Trust shall be closed, and a proper accounting of the Trust's assets and liabilities shall be made by the Liquidator, all as of the most recent practicable date. The expenses incurred by the Liquidator in connection with the dissolution, liquidation, and termination of the Trust shall be borne by the Trust.

         10.3 Termination. As expeditiously as practicable, but in no event later than one year (except as may be necessary to realize upon any material amount of property that may be illiquid), after the Dissolution Triggering Date, the Liquidator shall, in accordance with Section 3808 of the Act, cause the Trust to pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Trust and all claims and obligations that are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, ratably to the extent of assets available therefor. To the extent that cash required for the foregoing purposes is not otherwise available, the Liquidator may sell property, if any, of the Trust for cash. Thereafter, all remaining cash or other property, if any, of the Trust shall be distributed to the Unitholders in accordance with the provisions of Section 5.1. At the time final distributions are made in accordance with Section 5.1, the Trustee shall file a certificate of cancellation in accordance with the Act, and the legal existence of the Trust shall terminate.

         10.4 No Other Cause of Dissolution. The Trust shall not be dissolved, or its legal existence terminated, for any reason whatsoever except as expressly provided in this Article X.

         10.5 Merger. The Trust may, with the prior written consent of the Manager and the consent or vote of a majority in interest of the Unitholders, adopt a plan of merger and engage in any merger permitted by applicable law.

                                   ARTICLE XI
                        SUCCESSOR AND ADDITIONAL TRUSTEES

         11.1 Resignation of Trustee. The Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Manager and each Unitholder, such resignation to be effective upon the acceptance of appointment by a successor Trustee in accordance with Section 11.3.

         11.2 Removal of Trustee. The Manager may remove the Trustee at any time with or without cause by an instrument in writing delivered to the Trustee, such removal to be effective upon the acceptance of appointment by a successor Trustee in accordance with Section 11.3.

         11.3     Appointment of Successor Trustee.

                  (a) In case of the bankruptcy, dissolution, termination, resignation, or removal of the Trustee, the Manager may appoint a successor Trustee; provided, however, that if the Trustee is the sole Trustee, such successor Trustee shall (i) comply with Section 3807 of the Act and (ii) be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able, and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms. If a successor Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument in respect of such removal, the Trustee, the Manager, or any Unitholder may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed in accordance with the preceding sentence. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed in accordance with the first sentence of this Section 11.3(a) within one year from the date of the appointment by such court.

                  (b) Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named the Trustee herein; but nevertheless, such predecessor Trustee shall duly assign, transfer, deliver, and pay over to such successor Trustee all Trust Property then held or subsequently received by such predecessor Trustee upon the trusts herein expressed. The successor Trustee shall execute, deliver, and file any certificate of amendment to the Certificate required to be filed under the Act as a result of the appointment of such successor Trustee or the bankruptcy, dissolution, termination, resignation, or removal of the predecessor Trustee.

         11.4 Appointment of Additional Trustees. For the purpose of complying with any law of any jurisdiction in which any part of the Trust Property may be located, the Manager may from time to time by written instrument appoint one or more persons to act as separate Trustees of all or any part of the Trust Property to the full extent local law makes it necessary, appropriate, or advisable for such separate Trustee to act alone.

                                   ARTICLE XII
                             AMENDMENTS AND WAIVERS

         12.1 With Unitholder Consent. Except as expressly provided in Section
12.2 or 12.3, this Agreement may be modified or amended, or any provision hereof waived, only with the written consent of the Manager and a majority in interest of the Unitholders.

         12.2 Without Unitholder Consent. The Manager may, whether with or without the consent or vote of any Unitholder, amend or waive any provision of this Agreement which merely (i) corrects an error or clarifies an ambiguity in this Agreement, (ii) does not adversely affect any Unitholder in any material respect, (iii) to the extent this Agreement is inconsistent with the Act, the Code, or any other applicable law, conforms this Agreement to any such law, (iv) changes SCHEDULE I hereto to reflect the Ownership Percentages of the Unitholders as from time to time amended in accordance with this Agreement, or
(v) prevents the Trust (or any Unitholder) from being subject to the provisions of the Investment Company Act of 1940, as amended.

         12.3 With Consent of Trustee. No amendment to this Agreement which materially affects the rights, powers, or duties of the Trustee shall be made without the prior written consent of the Trustee.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Captions. The article and section captions in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         13.2 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

         13.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto in respect of the subject matter hereof, and supersedes any prior agreement or understanding among them, in respect of the subject matter hereof.

         13.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws); provided, however, that there shall not be applicable to the Trust, the Trustee, or this Agreement any provisions of the laws (statutory or common) of the State of Delaware, other than the Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding or investing trust assets, (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, or (viii) the provisions of 12 Del. C. Section 3540.

         13.5 Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the Trust, the Trustee, and the Unitholders any legal or equitable right, remedy, or claim in the Trust Property or under or in respect of this Agreement or any provision hereof.

         13.6 Notices. Except as otherwise expressly stated herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class registered mail or certified mail, postage prepaid), or sent by facsimile if to the Grantors or the Unitholders at their respective addresses or facsimile numbers set forth on SCHEDULE I hereto, if to the Trustee or the Manager at their respective addresses or facsimile numbers set forth on their signature pages hereto or to such other address or facsimile number as the Grantors, the Unitholders, the Trustee, or the Manager shall have last designated by notice to all of the other parties hereto in accordance with this Section 13.6. Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

         13.7 Other Terms. All references to articles, sections, and schedules contained in this Agreement are, unless specifically indicated otherwise, references to articles and sections of, and schedules to, this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" means "and/or"; (ii) "day" means a calendar day; (iii) "including," "include," and their derivatives mean "including without limitation"; (iv) "laws" means statutes, regulations, rules, judicial orders, and other legal pronouncements having the effect of law; (v) "person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, or other form of business or legal entity or governmental entity;
(vi) "majority in interest of the Unitholders" means the Unitholders owning more than 50% of the Units of all Unitholders; (vii) "affiliate" means any person directly or indirectly controlling, controlled by, or under common control with, another person; and (viii) "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management and policies of any person, whether through the ownership of voting securities, by contract, or otherwise.

         13.8 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. In addition, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         13.9 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                         TRUSTEE:

                         FIRST UNION TRUST COMPANY, NATIONAL
                         ASSOCIATION, as Trustee


                         By: /s/ EDWARD L.TRUITT, JR.
                            --------------------------------------------------
                         Name: Edward L. Truitt, Jr.
                              ------------------------------------------------
                         Title: Vice President
                               -----------------------------------------------

                         Address:

                                First Union Trust Company, National Association One Rodney Square, Suite 102
                                920 King Street
                                Wilmington, Delaware  19801
                                Attention:  Edward L. Truitt, Jr.
                                Facsimile:  (302) 888-7544



                         MANAGER:

                          /s/ FREDERICK B. HEGI, JR.
                         ------------------------------------------------------
                         Frederick B. Hegi, Jr.,
                         as Manager and not individually

                         Address:

                                c/o Wingate Partners II, L.P.
                                750 North St. Paul, Suite 1200
                                Dallas, Texas  75201
                                Attention:  Frederick B. Hegi, Jr
                                Facsimile:  (214) 871-8799

                                With a copy to:

                                Weil, Gotshal & Manges LLP
                                100 Crescent Court, Suite 1300
                                Dallas, Texas  75201-6950
                                Attention:  Mary R. Korby, Esq.
                                Facsimile:  (214) 746-7777

                         GRANTORS:

                         WINGATE PARTNERS II, L.P.,
                         as Grantor

                         By: Wingate Management Company II, L.P., its General Partner

                         By:      Wingate Management Limited, L.L.C.,
                                  its General Partner

                                  By: /s/ FREDERICK B. HEGI, JR.
                                     ------------------------------------------
                                  Name:    Frederick B. Hegi, Jr.
                                       ----------------------------------------
                                  Title: Manager
                                        ---------------------------------------

                         WINGATE AFFILIATES II, L.P.,
                         as Grantor


                         By: /s/ FREDERICK B. HEGI, JR.
                            ----------------------------------------------------
                         Name:    Frederick B. Hegi, Jr.,
                              --------------------------------------------------
                         Title:  General Partner
                               -------------------------------------------------

                         ARMBUCK & CO.,
                         as Grantor


                         By: /s/ GERALD M. GLEASON
                            ----------------------------------------------------
                         Name: Gerald M. Gleason
                              --------------------------------------------------
                         Title: Partner
                               -------------------------------------------------

                         HC CROWN CORP.,
                         as Grantor


                         By: /s/ DWIGHT ARN
                            ----------------------------------------------------
                         Name: Dwight Arn
                              --------------------------------------------------
                         Title: Vice President
                               -------------------------------------------------

                         LIMIT & CO.,
                         as Grantor


                         By: /s/ RUSSELL D. SMITH
                            ----------------------------------------------------
                         Name: Russell D. Smith
                              --------------------------------------------------
                         Title: Partner
                               -------------------------------------------------

                         WALLACE R. & ALEXANDRA HAWLEY REVOCABLE TRUST dated 7/3/92, as Grantor


                         By: /s/ WALLACE R. HAWLEY
                            ----------------------------------------------------
                         Name: Wallace R. Hawley
                              --------------------------------------------------
                         Title: Trustee
                               -------------------------------------------------

                         CALLIER INVESTMENT COMPANY, as Grantor


                         By: JAMES T. CALLIER, JR.
                            ----------------------------------------------------
                         Name: James T. Callier, Jr.
                              --------------------------------------------------
                         Title: G.P.
                               -------------------------------------------------

                          /s/ JASON H. REED
                         -------------------------------------------------------
                         Jason H. Reed, as Grantor


                         UNITHOLDERS:

                         WINGATE PARTNERS II, L.P.,
                         as Unitholder

                         By: Wingate Management Company II, L.P., its General Partner

                                  By:      Wingate Management Limited, L.L.C.,
                                           its General Partner

                                           By: FREDERICK B. HEGI, JR.,
                                              ----------------------------------
                                           Name:    Frederick B. Hegi, Jr.,
                                               ---------------------------------
                                           Title: Manager
                                                 -------------------------------

                         WINGATE AFFILIATES II, L.P.,
                         as Unitholder


                         By: /s/ FREDERICK B. HEGI, JR.
                            ----------------------------------------------------
                         Name: Frederick B. Hegi, Jr.
                              --------------------------------------------------
                         Title: General Partner
                               -------------------------------------------------

                         ARMBUCK & CO.,
                         as Unitholder

                         By: /s/ GERALD M. GLEASON
                            ----------------------------------------------------
                         Name: Gerald M. Gleason
                              --------------------------------------------------
                         Title: Partner
                               -------------------------------------------------

                         HC CROWN CORP.,
                         as Unitholder

                         By: /s/ DWIGHT ARN
                            ----------------------------------------------------
                         Name: Dwight Arn
                              --------------------------------------------------
                         Title: Vice President
                               -------------------------------------------------

                         LIMIT & CO.,
                         as Unitholder

                         By: /s/ RUSSELL D. SMITH
                            ----------------------------------------------------
                         Name: Russell D. Smith
                              --------------------------------------------------
                         Title: Partner
                               -------------------------------------------------

                         WALLACE R. & ALEXANDRA HAWLEY REVOCABLE TRUST dated 7/3/92, as Unitholder

                         By: /s/ WALLACE R. HAWLEY
                            ----------------------------------------------------
                         Name: Wallace R. Hawley
                              --------------------------------------------------
                         Title: Trustee
                               -------------------------------------------------

                         CALLIER INVESTMENT COMPANY, as Unitholder

                         By: JAMES T. CALLIER, JR.
                            ----------------------------------------------------
                         Name: James T. Callier, Jr.
                              --------------------------------------------------
                         Title: G.P.
                               -------------------------------------------------

                         /s/ JASON H. REED
                         ---------------------------------------
                         Jason H. Reed, as Unitholder

                                   SCHEDULE I

---------------------------------------------------------------------------------------------------------------------
                                                                                                        OWNERSHIP
       UNITHOLDER AND ADDRESS                    CONTRIBUTIONS TO TRUST              NO. OF UNITS      PERCENTAGES
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
Wingate Partners II, L.P.                             $18,175,000                       49,122            49.122%
750 North St. Paul, Suite 1200
Dallas, Texas  75201
Attention:  Frederick B. Hegi, Jr.
Facsimile:  (214) 871-8799
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
Wingate Affiliates II, L.P.                              $350,000                          946             0.946%
c/o Wingate Partners II, L.P.
750 North St. Paul, Suite 1200
Dallas, Texas  75201
Attention:  Frederick B. Hegi, Jr.
Facsimile:  (214) 871-8799
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
Armbuck & Co.                                          $5,000,000                       13,514            13.514%
c/o The Hall Family Foundation
2501 McGee Traffic Way
Mail Drop 323
Kansas City, Missouri  64108
Facsimile:  (816) 274-8547
Attention:  John A. MacDonald
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
HC Crown Corp.                                         $9,087,500                       24,561            24.561%
2501 McGee Traffic Way
Mail Drop 387
Kansas City, Missouri  64108
Facsimile:  (816) 274-7420
Attention:  Jeff McMillen
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
Limit & Co.                                            $4,087,500                       11,047            11.047%
2501 McGee Traffic Way
Mail Drop 323
Kansas City, Missouri  64108
Facsimile:  (816) 274-8547
Attention:  John A. MacDonald
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
Wallace R. & Alexandra Hawley                            $100,000                          270             0.270%
Revocable Trust dated 7/3/92
c/o InterWest Partners
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, California  94025
Facsimile:  (650) 854-4706
Attention:  Wallace R. Hawley
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
Callier Investment Company                               $150,000                          405             0.405%
950 Echo Lane, Suite 335
Houston, Texas  77024
Facsimile:  (713) 973-8237
Attention:  James T. Callier, Jr.
-------------------------------------- ------------------------------------------- ----------------- ----------------


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

---------------------------------------------------------------------------------------------------------------------
                                                                                                         OWNERSHIP
     UNITHOLDER AND ADDRESS                    CONTRIBUTIONS TO TRUST              NO. OF UNITS         PERCENTAGES
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
Jason H. Reed                                             $50,000                          135             0.135%
c/o Wingate Partners II, L.P.
750 North St. Paul, Suite 1200
Dallas, Texas  75201
Facsimile:  (214) 871-8799
-------------------------------------- ------------------------------------------- ----------------- ----------------
-------------------------------------- ------------------------------------------- ----------------- ----------------
     Total All Unitholders:                           $37,000,000                      100,000           100.000%
                                                                                                         ========
-------------------------------------- ------------------------------------------- ----------------- ----------------


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